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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, (Nos. 333-19309 and 33-65842) of Voice Control Systems, Inc. of our report dated March 26, 1998, except for Note 10, which is as of April 14, 1998, relating to the financial statements of PureSpeech, Inc. as of December 31, 1996 and 1997 and for the two years then ended, which appears in the Current Report on Form 8K/A of Voice Control Systems, Inc.


/s/ Price Waterhouse LLP
Boston, Massachusetts
June 25, 1998